Exhibit 3.3

BYLAWS

OF

DAKTRONICS, INC.

A DELAWARE BUSINESS CORPORATION

INCORPORATED UNDER DELAWARE LAW

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of Daktronics, Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) shall be the registered office named in the Certificate of Incorporation of the Corporation, as the same may be amended or restated from time to time (the “Certificate”) or other such office as may be designated from time to time by the board of directors of the Corporation (the “Board of Directors”) in a manner provided by law.

Section 1.2 Other Offices. The Corporation may, in addition to its registered office in the State of Delaware, have other offices, both within and without the State of Delaware, as the Board of Directors from time to time shall determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. All meetings of the stockholders of the Corporation shall be held at the principal executive office of the Corporation or at such other place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors.

Section 2.2 Meetings by Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at any meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.3 Annual Meetings. An annual meeting of the Corporation’s stockholders shall be held on such date, time, and place, if any, as shall be determined by the Board of Directors. The annual meeting shall be held for the election of directors and for the transaction of such other business as may properly come before the annual meeting in accordance with these Bylaws.

Section 2.4 Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate, may be called only by the Chairperson of the Board of Directors (the “Chairperson of the Board”), the Chief Executive Officer, the Chief Financial Officer, the Secretary, any two (2) or more directors, or the Secretary, following the receipt of one or more written demands in accordance with this Section 2.4, including the purpose or purposes for the meeting, by a stockholder or stockholders holding ten percent (10%) or more (the “Requisite Percentage”) of the voting power of all shares entitled to vote on the matter or matters to brought before the proposed special meeting (“Qualifying Stockholder Demand”). Multiple stockholder demands delivered to the Secretary will be considered collectively to determine whether a Qualifying Stockholder Demand has been made only if each such demand (i) identifies substantially the same purpose or purposes of the special meeting of the stockholders and substantially the same matters proposed to be acted on at the special meeting of the stockholders, as determined in good faith by the Board of Directors, and (ii) has been dated and delivered to the Secretary within sixty (60) days of the earliest dated stockholder demand received by the Secretary in connection with the calling of the same special meeting; provided, that the stockholder submitting the initial demand that such special meeting be called (the “Initial Demanding Stockholder”) shall also deliver a notice at that time that sets forth all of the information required in Section 2.13 of these Bylaws, as if Section 2.13 of these Bylaws applies to a special meeting and any nomination of directors or other business to be brought before a special meeting.

(b) If a special meeting is demanded by any person or persons other than the Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary, or by any two (2) or more directors, each demand shall be in writing and shall be delivered by registered mail, postage prepaid, to the Secretary at the principal executive office of the Corporation. Upon receipt of a final demand that satisfies the Requisite Percentage, the Board of Directors shall set, via a resolution, the date, time and place, if any, of such special meeting and give notice of such meeting within thirty (30) days of the date of the final demand comprising a Qualifying Stockholder Demand was delivered to the Secretary. The record date for such special meeting shall be determined in accordance with Section 2.10 of these Bylaws, unless otherwise set by applicable law, and the Secretary shall cause notice to be given to the stockholders entitled to vote in accordance with the provisions of Section 2.5 of these Bylaws. Nothing contained in this Section 2.4 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary, or by any two (2) or more directors may be held. A stockholder may revoke a Qualifying Stockholder Demand at any time prior to the delivery, consistent with this Section 2.4, of the final demand comprising the Qualifying Stockholder Demand.

(c) At any special meeting of the stockholders, only such nominations or business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the requirements set forth in this Section 2.4. The Secretary shall not accept, and shall consider ineffective, a demand by a stockholder to call a special meeting that does not comply with this Section 2.4.

(d) In the event the Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any two (2) or more directors calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified by the Corporation, if the stockholder’s notice required by Section 2.13 of these Bylaws (which shall also be required by this Section 2.4 as if Section 2.13 of these Bylaws applies to a special meeting and any nomination of directors brought before a special meeting) shall be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the date on which (i) the Corporation’s notice of the special meeting is delivered to stockholders or (ii) a disclosure (a “Public Announcement”) in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever first occurs. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.4 except in accordance with this Section 2.4. If the Board of Directors shall determine that any demand for a special meeting was not properly made in accordance with this Section 2.4, then the Board of Directors shall not be required to call and hold the special meeting; provided, that the Board of Directors shall have thirty (30) days from the receipt of any subsequent demand(s) meeting the Requisite Percentage to determine whether a Qualified Stockholder Demand has been made in compliance with this Section 2.4 and give notice of such special meeting. In addition to the requirements of this Section 2.4, each demanding stockholder shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any demand to call a special meeting. Unless otherwise required by law, if the Initial Demanding Stockholder (or a qualified representative of the Initial Demanding Stockholder) does not appear at the special meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of the Initial Demanding Stockholder, a person must be a duly authorized officer, manager or partner of the Initial Demanding Stockholder or must be authorized by a writing executed by the Initial Demanding Stockholder or an electronic transmission delivered by the Initial Demanding Stockholder to act for the Initial Demanding Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 2.5 Notice of Meetings. Notice of the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the special meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice. Unless otherwise required by applicable law or statute, this notice shall be delivered no fewer than ten (10) days nor more than sixty (60) days before the meeting. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Corporation, and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL.

Section 2.6 Waiver of Notice. Whenever any notice is required to be given to any stockholder of the Corporation under applicable law, the Certificate, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. In addition, attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, unless the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.7 Quorum; Adjourned Meetings.

(a) Unless otherwise required by law, the Certificate, or these Bylaws, at each meeting of the stockholders, the holders of a majority of the voting power of all the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum is not present at a meeting, then either (a) the Chairperson of the Meeting, as provided in Section 2.11 of these Bylaws, or (b) the stockholders by the affirmative vote of the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting entitled to vote thereon, shall have power to adjourn the meeting from time to time, in the manner provided in these Bylaws, until a quorum shall be present or represented.

(b) Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.8 Voting.

(a) Unless otherwise required by law or provided in the Certificate, each stockholder shall, on each matter submitted to a vote at meeting of stockholders, be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b) Except as otherwise required by law or provided by the Certificate or these Bylaws, and subject to the rights of the holders of one or more series of preferred stock of the Corporation, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, each director shall be elected, at any meeting for the election of directors at which a quorum is present, (i) in the case of an Uncontested Election (as defined below), by the vote of a majority of the votes cast with respect to that director’s election and (ii) in the case of a Contested Election (as defined below), by the vote of a plurality of the votes cast with respect to that director’s election. With respect to clause (i), the Corporation’s corporate governance guidelines may establish procedures with respect to the contingent resignation of any director who does not receive a majority of the votes cast in an election that is not a Contested Election. For purposes of this Section 2.8:

(i) an “Uncontested Election” shall occur if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of candidates does not exceed the number of directors to be elected and with respect to which (A) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with these Bylaws, or (B) such a notice has been submitted and: (x) withdrawn in writing to the Secretary, (y) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to these Bylaws, or if challenged in court, by a final court order, or (z) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest;

(ii) a “Contested Election” shall occur if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of candidates exceeds the number of directors to be elected at such meeting; and

(iii) a majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

(c) In all matters other than the election of directors, when a quorum is present, a majority of the votes cast affirmatively or negatively on the subject matter shall be the act of the stockholders, except where a larger vote is required by law, the Certificate or these Bylaws, in which case such larger vote shall control the decision of such matter.

Section 2.9 Proxies.

(a) Each stockholder entitled to vote at a meeting of stockholders may execute a writing authorizing another person or persons to act for such stockholder by proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(b) Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of such meeting.

(c) No proxy shall be valid after three (3) years from the date of its execution, unless such proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power.

(d) If a proxy designates two (2) or more persons to act as proxies, unless such instrument shall expressly provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one (1) be present, then such powers may be exercised by that one; or, if an even number attend and a majority cannot agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue, if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

Section 2.10 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b) If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(d) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11 Organization of Meetings. Unless a Chairperson of the Board has been elected, at all meetings of the stockholders, the Chief Executive Officer shall act as Chairperson of the Meeting; in the Chief Executive Officer’s absence, any person appointed by the Chief Executive Officer shall act as Chairperson of the Meeting; and the Secretary, or in the Secretary’s absence any person appointed by the Chairperson of the Meeting, shall act as Secretary.

Section 2.12 Voting List. The Corporation shall prepare, at least ten (10) days before any meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date arranged in alphabetical order and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided, that the information required to gain access to such list was provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal executive office of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.13 Notice of Stockholder Business and Nominations.

(a) Except as expressly provided in this Section 2.13, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors (or any committee thereof) or (iii) by a stockholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13. For the avoidance of doubt, except as expressly provided in this Section 2.13, clause (iii) above shall be the exclusive means for a stockholder to make nominations (other than nominations made in compliance with Section 2.14 of these Bylaws), or submit other business (other than matters properly brought under Rule 14a-8 of the Exchange Act, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the DGCL. To be considered timely, a stockholder’s notice must be delivered by registered mail, postage prepaid, to, and received by, the Secretary at the principal business office of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days before the first anniversary of the preceding year’s annual meeting of stockholders; provided, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be considered timely must be received by the Corporation not more than one hundred and twenty (120) days before the annual meeting and not less than the later of (i) ninety (90) days before such annual meeting or (ii) ten (10) days following the date on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Nothing in this Section 2.13 shall be deemed to affect any rights of a stockholder to make any nominations in compliance with Section 2.14 of these Bylaws or request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(c) Such proposing stockholder’s notice shall set forth:

(i) as to each person whom the proposing stockholder proposes to nominate for election or re-election as a director:

(A) all information relating to such person that is required to be disclosed pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named in any proxy statement as a nominee and to serving a full term as a director if elected);

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing stockholder and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith;

(C) a fully completed written questionnaire with respect to the background, qualifications, character and fitness to serve of each proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire each proposed nominee or the proposing stockholder shall request in writing by registered mail from the Secretary of the Corporation at least ten (10) days prior to the submission of the proposing stockholder’s notice); and

(D) any other information relating to the proposed nomination that is required to be disclosed under applicable law;

(ii) as to any other business that the proposing stockholder proposes to bring before the meeting:

(A) a brief description of the business desired to be brought before the meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment);

(C) the reasons for conducting such business at the meeting; and

(D) any other information relating to the proposal that is required to be disclosed under applicable law;

(iii) as to the proposing stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of such proposing stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(B) the class or series and number of shares of stock of the Corporation that are owned, directly or indirectly, beneficially and of record by the proposing stockholder and any beneficial owner;

(C) any personal or other substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such proposed nomination or business of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and a description of all agreements, arrangements and understandings between the proposing stockholder and any other person or persons (including their names) in connection with the proposal of such nomination or business by the proposing stockholder; and

(D) a representation as to whether the proposing stockholder or the beneficial owner, if any, intends, or is part of a group that intends, to solicit proxies in support of proposed nominees other than the Corporation’s nominees from holders of shares representing at least sixty-seven percent (67%) of the voting power of shares in accordance with Rule 14a-19 promulgated under the Exchange Act, and if so, set forth the names of the participants of the solicitation.

(d) If the proposing stockholder fails to comply with the requirements of Rule 14a-19, including the provision to the Corporation of notices required thereunder in a timely manner, then (i) such proposing stockholder must promptly notify the Corporation of such non-compliance and (ii) the Corporation shall disregard any proxies or votes solicited for the proposed nominee(s). Only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to be nominees and serve as directors. Upon request by the Corporation, such proposing stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(e) The proposing stockholder providing notice of a proposed nomination for election to the Board of Directors or business proposal shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true, complete, and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. All information provided in the proposing stockholder’s notice must be true, complete, and correct as of the date of its initial submission to the Corporation, and any supplements to such proposing stockholder’s notice shall be true, complete, and correct as of the dates provided in the preceding sentence, and any such update or supplement shall be made only to the extent that information has changed since the proposing stockholder’s prior submission of his or her notice. Any such update or supplement shall be delivered in writing by registered mail to the Secretary at the principal executive office of the Corporation not later than five (5) days after the record date for determining stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof).

(f) In addition to the information required pursuant to the foregoing provisions of this Section 2.13, the proposing stockholder and any proposed nominee shall also provide to the Corporation such other information as the Corporation may reasonably request. Such information shall be considered timely if provided to the Corporation promptly upon request by the Corporation, but, in any event, within five (5) business days after such request.

(g) Except as otherwise provided by law, these Bylaws or the Certificate, the Board of Directors shall have the power and duty to determine whether a nomination or other proposal of business to be brought before the meeting was made, as the case may be, in accordance with the procedures set forth in this Section 2.13. If any proposed nomination or other proposal of business is not in compliance with this Section 2.13, the Certificate or applicable law, then the Board of Directors shall declare that such defective nomination or proposal of business shall be disregarded. Unless otherwise required by law, if the proposing stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of the proposing stockholder, a person must be a duly authorized officer, manager or partner of the proposing stockholder or must be authorized by a writing executed by the proposing stockholder or an electronic transmission delivered by the proposing stockholder to act for the proposing stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 2.14 Proxy Access.

(a) For purposes of this Section 2.14, the following terms shall have the meanings set forth below, except as otherwise provided herein.

(i) “Eligible Holder” means a person who has either (A) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements of Section 2.14(d) continuously for the three-year period as described in Section 2.14(d), or (B) provides to the Secretary, within the time period specified in Section 2.14(d), evidence of continuous Ownership (as defined below) of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors, or its designee, determines would be acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii) “Maximum Number” with respect to any annual meeting of the stockholders, means the number of nominees for election to the Board of Directors that constitutes no more than the greater of (i) two (2) or (ii) twenty percent (20%) of the total number of directors of the Corporation as of the last day on which a Qualified Nomination Notice may be submitted pursuant to Section 2.14(e) (rounded down to the nearest whole number). The Maximum Number shall be subject to the adjustments described in Section 2.14(c).

(iii) “Minimum Number” means three percent (3%) of the Corporation’s issued and outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing made by the Corporation with the SEC prior to the submission of the Qualified Nomination Notice.

(iv) “Nominating Stockholder” means an Eligible Holder or group of up to twenty (20) Eligible Holders who nominate a Nominee for election to the Board of Directors.

(v) “Nominee” means any person nominated for election to the Board of Directors by a Nominating Stockholder that, individually and collectively, in the case of a group, satisfy all applicable procedures set forth in Section 2.14(d) and Section 2.14(e).

(vi) “Qualified Nomination Notice” means a notice given by a Nominating Stockholder that complies with the requirements of Section 2.14(e) and names a Nominee.

(b) Subject to the provisions of this Section 2.14, if expressly requested in a Qualified Nomination Notice delivered by a Nominating Stockholder, the Corporation shall include in its proxy statement for any annual meeting of the stockholders:

(i) the name of the Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(ii) disclosures about the Nominee and Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii) any statement included by the Nominating Stockholder in the Qualified Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.14(e)), if such statement does not exceed five hundred (500) words, is delivered at the same time as the Qualified Nomination Notice, and fully complies with Section 14 of the Exchange Act, and the rules and regulations thereunder, including Rule 14a-9; and

(iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.14.

(c) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of the stockholders more Nominees than the Maximum Number for such annual meeting. The Maximum Number for a particular annual meeting of the stockholders shall be reduced by: (A) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting, (B) Nominees who cease to satisfy, or Nominees of Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 2.14, and (C) the number of incumbent directors who were Nominees with respect to any of the preceding two annual meetings of the stockholders and whose reelection at the upcoming annual meeting of the stockholders is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.14(e), but before the date of the annual meeting of the stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Nominees pursuant to this Section 2.14 for any annual meeting of the stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the Ownership position as disclosed in each Nominating Stockholder’s Qualified Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Qualified Nomination Notice as set forth in Section 2.14(e), a Nominating Stockholder becomes ineligible or withdraws its nomination, or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the delivery of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (B) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of the stockholders.

(d) Eligibility of Nominating Stockholder.

(i) An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.14 only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number of shares of the common stock of the Corporation (as adjusted for any stock splits, stock dividends, or similar events) throughout the three-year period preceding, including the date of submission of, the Qualified Nomination Notice, and continues to Own at least the Minimum Number through the date of such annual meeting of the stockholders. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Qualified Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.14, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the Ownership of the group in the aggregate. If any stockholder withdraws from a group of Eligible Holders acting together as a Nominating Stockholder at any time prior to the annual meeting of the stockholders, the group of Eligible Holders shall only be treated as Owning the shares held by the remaining members of the group.

(ii) For purposes of this Section 2.14, a stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which such person possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) purchased or sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such person, (3) borrowed by such person or any of its affiliates for any purpose or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates. A stockholder or beneficial owner shall “Own” shares held in the name of a Nominee or other intermediary, so long as such person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest (including the opportunity for profit and risk of loss) in the shares. Such person’s Ownership of shares shall be deemed to continue during any period in which such person has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by such person. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be determined by the Board of Directors.

(iii) No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Qualified Nomination Notice.

(e) Qualified Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred and fifty (150) days and no later than one hundred and twenty (120) days before the anniversary of the date that the Corporation delivered its proxy statement for the prior year’s annual meeting of the stockholders, submit to the Secretary at the principal executive office of the Corporation all of the following information and documents (collectively, the “Qualified Nomination Notice”), and in no event will the Public Announcement of an adjournment of the annual meeting of stockholders commence a new time period for the giving of the Qualified Nomination Notice as provided above; provided, however, that if (and only if) the annual meeting of the stockholders is not scheduled to be held within a period that commences thirty (30) days before the anniversary date of the prior year’s annual meeting of stockholders and ends thirty (30) days after such anniversary date (an annual meeting of the stockholders date outside such period being referred to herein as an “Other Meeting Date”), the Qualified Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred and eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed:

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules.

(ii) A written notice of the nomination of such Nominee, in a form deemed satisfactory by the Board of Directors, that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the information required with respect to the nomination of directors pursuant to Section 2.13 of these Bylaws; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (D) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (E) a representation and warranty that the Nominee: (1) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (2) meets the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; and (5) has not been named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) and has not been convicted in such a criminal proceeding in the last ten years; (F) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in this Section 2.14 and has provided evidence of ownership to the extent required by Section 2.14(d); (G) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the share ownership eligibility requirements described in Section 2.14(d) through the date of the annual meeting of the stockholders; (H) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the five years preceding the submission of the Qualified Nomination Notice; (I) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the annual meeting of the stockholders, other than with respect to the Nominee or any nominee of the Board of Directors; (J) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting of the stockholders; (K) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors; provided, that such statement shall not exceed five hundred (500) words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (L) in the case of a nomination by a group, the designation by all group members of one group member who is authorized to act on behalf of all group members with respect to all matters relating to the nomination, including withdrawal of the nomination.

(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 2.14, in a form deemed satisfactory by the Board of Directors or its designee, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication or action by the Nominating Stockholder or any of its Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Qualified Nomination Notice; and (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 2.14, or otherwise arising out of any nomination, solicitation or other activity by any Nominating Stockholder in connection with its efforts under this Section 2.14.

(iv) An executed agreement, in a form deemed satisfactory to the Board of Directors, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 2.14, in a form determined to be satisfactory by the Board of Directors, or its designee, by the Nominee: (A) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; and (B) that includes the representation and agreement set forth in Section 2.13 of these Bylaws.

(v) In the event that any information or communications provided by a Nominating Stockholder or Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Nominating Stockholder or Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Board of Directors’ right to omit a Nominee from its proxy materials. The information and documents required by this Section 2.14(e) shall be: (A) provided with respect to and executed by each group member, in the case of information applicable to group members; and (B) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor items) in the case of a Nominating Stockholder or group member that is an entity. The Qualified Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.14(e) (other than such information and documents contemplated to be provided after the date the Qualified Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary.

(f) The Board of Directors shall have the exclusive power and authority to interpret the provisions of this Section 2.14 and make, in good faith, all determinations deemed necessary or advisable in connection with this Section 2.14.

(g) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support), no vote on such Nominee will occur, and any proxies in respect of such vote that have been received by the Corporation shall be disregarded, and the Nominating Stockholder may not, after the last day on which a Qualified Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.14, the Nominating Stockholder withdraws its nomination or the presiding officer of the annual meeting declares that such nomination was not made in accordance with this Section 2.14 and shall therefore be disregarded; (B) the Board of Directors, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Articles of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (C) the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.14 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received less than twenty-five percent (25%) of the votes that all stockholders were entitled to cast for such Nominee; (D) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (E) the Corporation is notified, or the Board of Directors determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.14(d), any of the representations and warranties made in the Qualified Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.14.

(ii) Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Qualified Nomination Notice, if the Board of Directors determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(iii) The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or statute, by the Corporation’s Certificate, or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number; Qualification and Term of Office. The number of directors which shall constitute the whole Board of Directors shall consist of a minimum of seven (7) or more members, with such minimum number subject to increase by resolution of the stockholders or the Board of Directors and such minimum number subject to decrease only by resolution of the stockholders. Each director shall hold office in staggered terms as set forth in the Certificate until the expiration of the director’s then current term of office and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal, or disqualification of such director. Directors need not be stockholders. The Board of Directors shall, by resolution, adopt procedures for the nomination of directors.

Section 3.3 Board Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as may be determined from time to time by the Board of Directors.

Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Lead Independent Director (as defined below), if any, the Chief Executive Officer, or, upon written request of any two (2) directors, by the Secretary, in each case on at least twenty-four (24) hours’ written notice given by the Secretary, or such officer of the Corporation designated by the Secretary, to each director. Special meetings of the Board of Directors may be held at such times and such places, if any, as may be determined by the Chairperson of the Board or Chief Executive Officer. Such written notice shall be deemed given effectively if given in person or by facsimile, e-mail or other means of electronic transmission. Such notice, or any waiver thereof pursuant to Section 3.5 of these Bylaws, need not state the purpose or purposes of such meeting, except as may otherwise be required by law, the Certificate or these Bylaws.

Section 3.5 Waiver of Notice. Whenever notice is required to be given to any director by applicable law, the Certificate, or these Bylaws, a waiver thereof in writing or by electronic transmission signed and transmitted by the person or persons entitled to such notice, whether before or after the time stated therein, is equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.6 Quorum. A majority of the Corporation’s directors serving as such immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than a proportion or number otherwise required for a quorum. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7 Directors’ Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting; the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.8 Vacancies; Newly Created Directorships. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the stockholders or by the affirmative vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the expiration of the term of office of the director whom the director has replaced and a successor is duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue serving as a director until the expiration of his or her current term.

Section 3.9 Committees. Subject to applicable law or statute, a resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution or any committee charter adopted by resolution of the Board of Directors subject to the limitations of the DGCL. To the extent specified by the Board of Directors or in the Certificate or these Bylaws, to the extent permitted by law, each committee may exercise the powers of the Board of Directors. However, a committee may not authorize or approve distributions, except according to a formula or method or within limits prescribed by the Board of Directors; approve or propose to stockholders action that must be approved by stockholders; fill vacancies on the Board of Directors or on any of its committees; or adopt, amend, or repeal bylaws. A committee shall consist of two (2) or more directors appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction of, and vacancies in the membership thereof shall be filled by, the Board of Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution or committee charter approved by the affirmative vote of a majority of the directors present.

Section 3.10 Written Action; Telephone Conference Meeting.

(a) An action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee of the Board of Directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so to be taken, shall be signed and transmitted before such action by all of the directors or all of the members of the committee, as the case may be. Such consent has the same effect as a unanimous vote. The written action is effective when signed by all the directors, unless a different effective time is provided in the written action.

(b) Meetings of the Board of Directors or meetings of a committee of the Board of Directors may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

Section 3.11 Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board, Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12 Compensation of Directors. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid compensation for serving as a director. The payment of such expenses and compensation shall not preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board of Directors may be paid, pursuant to resolution by the Board of Directors, compensation for serving on Board of Directors committees.

Section 3.13 Lead Independent Director. If the Chairperson of the Board is not an independent director, one of the independent directors shall be elected to the role of Lead Independent Director (the “Lead Independent Director”). The Lead Independent Director shall have such duties and responsibilities as determined by the independent directors.

ARTICLE IV

OFFICERS

Section 4.1 Election or Appointment. The officers of the Corporation shall be elected or appointed by the Board of Directors and shall consist of a Chief Executive Officer and Chief Financial Officer, however designated. The Board of Directors may also elect or appoint any other officers, assistant officers or agents that the Board of Directors deems necessary or advisable for the operation and management of the Corporation. Officers shall be natural persons. Any number of offices may be held by the same person. If a document must be signed by persons holding different offices or functions and a person holds or exercises more than one of these offices or functions, that person may sign the document in more than one capacity, but only if the document indicates each capacity in which the person signs.

Section 4.2 Powers and Term of Office. The officers of the Corporation elected or appointed by the Board of Directors shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors, or as directed by an officer authorized by the Board of Directors to prescribe the duties of other officers, not inconsistent with these Bylaws or such resolution. Any and all officers who are also directors of the Corporation shall continue to hold office until the election and qualification of their successors as officers, notwithstanding an earlier termination of their directorship.

Section 4.3 Removal and Vacancies. The election or appointment of an officer or agent of the Corporation shall not of itself create contract rights. Any officer or agent may be removed from his or her office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed. If there be a vacancy among the officers of the Corporation by reason of death, resignation, removal, disqualification, or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

Section 4.4 Chairperson of the Board. The Chairperson of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 4.5 Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general active management of the business of the Corporation. In the absence of the Chairperson of the Board, or if no Chairperson of the Board is elected, the Chief Executive Officer shall preside at all meetings of the stockholders and directors. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect; shall execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate or these Bylaws or by the Board of Directors to some other officer or agent of the Corporation; shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the stockholders; and shall perform all duties usually incident to the office of the Chief Executive Officer. The Chief Executive Officer shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 4.6 President. Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated as Chief Executive Officer, the President shall perform such duties as may from time to time be assigned to the President by the Board of Directors or the Chief Executive Officer.

Section 4.7 Vice President. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in the Bylaws or prescribed by the Board of Directors or by the Chief Executive Officer or President.

Section 4.8 Secretary. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the stockholders and Board of Directors; shall record all proceedings of such meetings in the minute book of the Corporation; shall give proper notice of meetings of stockholders and directors; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.

Section 4.9 Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.10 Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep accurate financial records for the Corporation; shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; shall have power to endorse for deposit all notes, checks and drafts received by the Corporation and make proper vouchers therefor; shall disburse the funds of the Corporation, as ordered by the Board of Directors, making proper vouchers therefor; shall render to the Chief Executive Officer and the directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation; and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.

Section 4.11 Treasurer. Unless otherwise specified by the Board of Directors, the Chief Financial Officer shall be the Treasurer of the Corporation. If an officer other than the Chief Financial Officer is designated Treasurer, the Treasurer shall perform such duties as may from time to time be assigned to the Treasurer by the Board of Directors or the Chief Executive Officer.

Section 4.12 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

Section 4.13 Compensation. The Chairperson of the Board, Chief Executive Officer, and the Chief Financial Officer shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors. Compensation for other employee officers may be set by the Chief Executive Officer under guidelines and direction set by the Board of Directors, and shall be subject to periodic review by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.1 Certificates of Stock. Subject to the discretion of the Board of Directors to otherwise provide by resolution that some or all of any class or series shall be uncertificated shares, every holder of stock in the Corporation shall be entitled to have a certificate of stock in the name of the Corporation. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates of stock must be signed by any two (2) authorized officers of the Corporation. The certificates of stock shall be numbered in the order of their issue. The Corporation shall keep a record of the name of the party owning the shares represented by all certificates, the number, date and class of shares represented by each certificate, and, in the case of cancellation, the date of cancellation.

Section 5.2 Issuance of Shares. The Board of Directors is authorized to cause to be issued for such consideration as may be permitted by applicable law or statute shares of the Corporation up to the full amount authorized by the Certificate, and any and all treasury shares, in such amounts as may be determined by the Board of Directors and as may be permitted by applicable law or statute. No shares shall be issued except under a written agreement as authorized by the Board of Directors. Treasury stock shall be held by the Corporation subject to the delivery of such treasury stock by the Board of Directors. Until delivered, treasury stock shall not be participating or voting stock.

Section 5.3 Facsimile Signatures. Where a certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such authorized officer of the Corporation may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be used by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 5.4 Lost, Stolen or Destroyed Certificates. Except as otherwise provided by applicable law or statute, any stockholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the Corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 5.5 Transfers of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates have been canceled or unless the person satisfies the requirements of Section 5.4 of these Bylaws.

Section 5.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote shares as such owner, and it shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or statute.

Section 5.7 Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and/or registrar of transfers for its shares of stock and may require that stock certificates bear the signature of such transfer agent and/or such registrar.

ARTICLE VI

SECURITIES OF OTHER CORPORATIONS

Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to vote and to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to vote such securities and to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE VII

INDEMNIFICATION OF CERTAIN PERSONS

The Corporation shall indemnify its directors and officers to the fullest extent permitted by applicable law, including the DGCL, as provided for in the Certificate; further, the Corporation may indemnify other such persons, for such expenses and liabilities, in such manner, under such circumstances, as the Board of Directors may determine from time to time.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends and Distributions. The Board of Directors may make dividends and distributions of the Corporation to its stockholders as permitted by the provisions of applicable law and statute and the Certificate.

Section 8.2 Fiscal Year. The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

Section 8.3 Seal. The Corporation shall have no corporate seal.

ARTICLE IX

AMENDMENT

Section 9.1 Amendment to Bylaws. Except as otherwise provided by applicable law or the Certificate, the Board of Directors, by the act of the majority of the directors present at a meeting at which a quorum is present, shall have the power to make, enact, alter, amend or repeal the Bylaws or to adopt new Bylaws. Notwithstanding the preceding sentence, any bylaw, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation by the affirmative vote of a majority of the votes cast on the matter.

IN WITNESS WHEREOF, I hereby certify that the foregoing Bylaws were duly adopted as the Bylaws of the Corporation effective as of April 17, 2025.

DAKTRONICS, INC.

By:	/s/ Carla S. Gatzke
Name: Carla Gatzke
Title: Secretary

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